UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011 (January 30, 2011)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 30, 2011, Chesapeake Energy Corporation (the “Company”) issued a press release announcing that it has signed a Niobrara-focused Denver-Julesburg Basin and Powder River Basin project cooperation agreement with CNOOC International Limited, a wholly-owned subsidiary of CNOOC Limited (NYSE:CEO; SEHK:00883).  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

    On January 30, 2011, the Company entered into an agreement with CNOOC International Limited, a wholly-owned subsidiary of CNOOC Limited, under which CNOOC International Limited will purchase a 33.3% undivided interest in the Company’s 800,000 net natural gas and oil leasehold acres in the Denver-Julesburg and Powder River Basins in northeast Colorado and southeast Wyoming.  The consideration for the transaction will be $570 million in cash at closing.  In addition, CNOOC International Limited has agreed to fund 66.7% of the Company’s share of drilling and completion costs until an additional $697 million has been paid, which the Company expects to occur by year-end 2014. Closing of the transaction, which is subject to customary conditions, including a filing with the Committee on Foreign Investment in the United States, is anticipated in the first quarter of 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           February 3, 2011

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated January 30, 2011 – Niobrara Shale project cooperation agreement with CNOOC Limited